Exhibit 1.2

BERMUDA

CERTIFICATE OF INCORPORATION I hereby in accordance with section 14 of the Companies Act 19S1 issue this Certificate of Incorporation and do certify that on the 5th day of June, 2009 New Spring Company Ltd. was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company. Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 8th day of June, 2009

FORM NO. 3a Registration No. 43271

BERMUDA

CERTIFICATE OF INCORPORATION ON CHANGE OF NAME

I HEREBY CERTIFY that in accordance with section 10 of the Companies Act 1981

New Spring Company Ltd. by resolution and with the approval of the Registrar of Companies has changed its name and was registered as VimpclCom Ltd. on the 1st day of October, 2009.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 1st day of October, 2009

‘A’

FORM NO. 3a Registration No. 43271

BERM UDA

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

I HEREBY CERTIFY that in accordance with section I 0 of the Companies Act 1981 Vimpel Com Ltd. with the approval of the Registrar of Companies has changed its name and was registered as VEON Ltd. the 30th day of March 2017.

Given under my hand and the Seal of

the REGISTRAR OF COMPANIES this

30th day of March 2017

Lindsay K Gaugain

for Registrar of Companies

BERMUDA

THE COMPANIES ACT 1981

MEMORANDUM OF ASSOCIATION OF COMPANY LIMITED BY SHARES

Section 7(1) and (2)

MEMORANDUM OF ASSOCIATION

OF

New Spring Company Ltd.

(hereinafter referred to as “the Company”)

1.	The liability of the members of the Company is limited to the amount (If any) for the time being unpaid on the shares respectively held by them.

2.	We, the undersigned, namely,

Name and Address	Bermudian Status (Yes or No)	Nationality	Number of Shares Subscribed

Jan Stone	No	British	1
Samantha L Hayward	Yes	British	1
Marlies Smith	No	Canadian	1

All of:	Victoria Place
31 Victoria Street
Hamilton HM 10,
Bermuda

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.	The Company is to be an exempted Company as defined by the Companies Act 1981.

4.	The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding N/A in all, including the following parcels:-

N/A

5.	The authorised share capital of the Company is US$10,000 divided into 10,000,000 shares of par value US$0.001 each.

6.	The objects for which the Company is formed and incorporated are:-

Unrestricted and the Company shall have the capacity, rights, powers and privileges of a natural person.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof:-

Subscribed this 4 day of June 2009.